EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46530) pertaining to The FINOVA Group Inc. Savings Plan of our report dated June 14, 2002, with respect to the financial statements and schedule of The FINOVA Group Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
June 28, 2002

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